UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 16, 2007, Encore Acquisition Company, a Delaware corporation (“Encore”), entered into a definitive purchase and sale agreement with Crow Creek Energy II, L.L.C., to sell certain properties in the Mid-Continent for total cash consideration of $300 million, subject to customary closing conditions and purchase price adjustments. Encore plans to use the proceeds from the divestiture to pay down debt on its revolving credit facility.
The purchase and sale agreement contains customary representations, warranties and covenants for transactions involving the sale of oil and natural gas properties. This transaction has an effective date of March 1, 2007 and is expected to close in the second quarter of 2007.
Item 7.01 Regulation FD Disclosure
     A copy of the press release announcing Encore’s proposed divestiture is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K:
     99.1 Press Release dated May 16, 2007 regarding Mid-Continent divestiture

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: May 18, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release dated May 16, 2007 regarding Mid-Continent divestiture